EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Berliner Communications, Inc.
Elmwood Park, New Jersey
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated August 11, 2005, except for Note 17, for which the date is September 16, 2005, relating to the consolidated financial statements for the year ended June 30, 2005 of Berliner Communications, Inc., which is contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
BDO Seidman, LLP
Valhalla, New York
July 14, 2006